Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Liberty Broadband Corporation:

We consent to the incorporation by reference in the following registration statements of Liberty Broadband Corporation of our reports dated February 9, 2018, with respect to the consolidated balance sheets of Liberty Broadband Corporation as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive earnings (loss), cash flows, and equity for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Liberty Broadband Corporation.

Description	Registration Statement No.	Description
S-8	333-200436	Liberty Broadband Corporation Transitional Stock Adjustment Plan
S-8	333-200438	Liberty Broadband Corporation 2014 Omnibus Incentive Plan
S-3ASR	333-211518	Liberty Broadband Series C Common Stock Offered by the Selling Stockholders

/s/ KPMG LLP

Denver, Colorado
February 9, 2018